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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2002

CYGNUS, INC.
(Exact name of registrant as specified in its charter)

0-18962
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	94-2978092 (I.R.S. Employer Identification No.)

400 Penobscot Drive, Redwood City, California 94063-4719
(Address of principal executive offices, with zip code)

(650) 369-4300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On February 28, 2002, Cygnus, Inc. issued a press release, the text of which is attached hereto as Exhibit 99.1, reporting its 2001 financial results.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number
99.1	Press Release by Cygnus, Inc. dated February 28, 2002 referred to in Item 5 above.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNUS, INC.
Dated: February 28, 2002
	By:	/s/ Barbara G. McClung Barbara G. McClung Senior Vice President and General Counsel

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES